Exhibit 99.1

SurModics Announces Preliminary First Quarter 2012 Results

EDEN PRAIRIE, Minnesota--(BUSINESS WIRE)--February 2, 2012--SurModics, Inc. (Nasdaq:SRDX), a leading provider of surface modification technologies to the healthcare industry, announced today unaudited preliminary results for the first quarter of fiscal 2012.

NOTE: Unless otherwise noted financial information presented, including our fiscal 2012 outlook excludes the discontinued operations of the Pharmaceuticals business. As a reminder, substantially all of the Pharmaceuticals assets were sold on November 17, 2011.

Gary Maharaj, President and Chief Executive Officer of SurModics, stated, "In the process of preparing our financial statements for the quarter ended December 31, 2011, management determined the need to reevaluate the application of GAAP related to our accounting treatment associated with the fourth quarter 2011 asset impairment charge and the subsequent sale of substantially all the assets of the Pharmaceuticals business. As a result, the Company may need to restate its financial statements for the fourth quarter and fiscal year ended September 30, 2011. While it is unfortunate that this reevaluation is causing a delay in the release of our financial results and earnings call, we stress the fact that any potential adjustments would be non-cash in nature related to the Pharmaceuticals business, and will not affect our results from continuing operations in the first quarter of 2012. The Company plans to publish first quarter results and hold an earnings call as soon as practical following the completion of this reevaluation.”

Preliminary Q1 FY 2012 Results

On a GAAP basis, revenue from continuing operations for the first quarter totaled $11.9 million, a 5% decline from the $12.5 million reported in the first quarter of last year. Results for the first quarter were impacted by a $2.0 million decline in royalty revenue associated with Cypher and Cypher Select Plus drug eluting stents. As previously disclosed, Cordis announced that it would cease the manufacture of these products by the end of calendar year 2011. Excluding the impact of Cypher, revenue increased 14% from last year.

Diluted earnings per share from continuing operations was $0.12 for the first quarter compared with diluted earnings per share of $0.16 for the same period last year. Excluding the impact of Cypher, qualified therapeutic grant income and one-time charges, revenue increased 14% last year and diluted earnings per share in the first quarter was $0.11 compared to diluted earnings per share of $0.08 last year.

Preliminary Medical Device Q1 FY 2012 Highlights

On a GAAP basis, revenue for the Medical Device business unit, which includes hydrophilic coatings and device drug delivery technologies, was $8.9 million, down 10% from the prior year period. First quarter results include hydrophilic coating revenue of $8.2 million, representing 8% growth compared with the year ago period. Excluding the impact of Cypher, Medical Device revenue grew 14% from the year ago period.

Medical Device generated $3.9 million of operating income during the quarter, a 32% decline from last year. Excluding Cypher and the first quarter 2011 therapeutic grant income, Medical Device operating income grew 24% from the year ago period.

Preliminary In Vitro Diagnostic Q1 FY 2012 Highlights

For the first quarter, In Vitro Diagnostic sales of $3.0 million grew 13% compared with the first quarter of fiscal 2011. The In Vitro Diagnostic business unit generated $0.9 million of operating income during the quarter, a 23% increase from the year ago period.

Fiscal 2012 Outlook

SurModics reaffirms its previously stated revenue and earnings per share outlook for fiscal 2012. The Company expects full-year GAAP revenue from continuing operations to be in the range of $47 million to $51 million. GAAP diluted earnings per share from continuing operations are expected to be in the range of $0.45 per share to $0.53 per share. The outlook is based upon a diluted share count of 17.6 million shares.

Conference Call

The Company has postponed its previously scheduled conference call this afternoon, and will announce the rescheduled date and time as soon as practical following the completion of the reevaluation of the accounting treatment for the fourth quarter Pharmaceuticals asset impairment charge.

About SurModics, Inc.

SurModics’ vision is to extend and improve the lives of patients through technology innovation. The Company partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved diagnosis and treatment for patients. Core offerings include: surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. SurModics is headquartered in Eden Prairie, Minnesota. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding our ability to return to sustainable, long-term profitability, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our corporate goals; and (2) the factors identified under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP revenue, non-GAAP operating income, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific charges, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures presented should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries Supplemental Segment Information (in thousands)

(Unaudited)

	Three Months Ended December 31,
	2011		2010		% Change
Revenue		% of Total		% of Total
Medical Device	$8,867	74.4%	$9,835	78.5%	-9.8%
In Vitro Diagnostics	3,049	25.6	2,687	21.5	13.5
Total revenue	$11,916	100.0%	$12,522	100.0%	-4.8%

	Three Months Ended December 31,
	2011	2010
Operating Income (Loss)
Medical Device	$3,932	$5,776
In Vitro Diagnostics	906	734
Corporate	(1,616)	(2,389)
Total operating income (loss)	$3,222	$4,121

SurModics, Inc. and Subsidiaries Supplemental Non-GAAP Information For the Three Months Ended December 31, 2011 (In thousands, except per share data)

(Unaudited)

	As Reported GAAP(1)	Other Adjustments		Adjusted Non-GAAP(2)

Revenue
Royalties and license fees	$6,610	$(189)	(3)	$6,421
Product sales	4,634			4,634
Research and development	672			672
Total revenue	11,916	(189)		11,727

Operating income	$3,222	$(189)	(3)	$3,033

Income from continuing operations	$2,155	$(184)	(4)	$1,971

Diluted earnings per share from continuing operations(5)	$0.12			$0.11

(1) Reflects operating results from our continuing operations in accordance with U.S. generally accepted accounting principles (GAAP). Our Pharmaceuticals segment results are now presented as discontinued operations.

(2) Adjusted Non-GAAP amounts consider adjustments to royalty revenue associated with the Cordis Cypher and Cypher Select Plus stents in the period in accordance with GAAP.

(3) Reflects the exclusion of the royalty revenue associated with the Cordis Cypher and Cypher Select Plus stents.

(4) Reflects the after tax impact of the adjustment and adjustment to the income tax provision utilizing an Adjusted Non-GAAP effective tax rate of 38.0% for the period presented.

(5) Diluted net income per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries Supplemental Non-GAAP Information For the Three Months Ended December 31, 2010 (In thousands, except per share data)

(Unaudited)

	As Reported GAAP(1)	Other Adjustments		Adjusted Non-GAAP(2)

Revenue
Royalties and license fees	$7,517	$(1,684)	(3)	$5,833
Product sales	4,449	(512)	(3)	3,937
Research and development	556			556
Total revenue	12,522	(2,196)		10,326

Operating income	$4,121	$(2,143)	(4)	$1,978

Income from continuing operations	$2,860	$(1,520)	(5)	$1,340

Diluted earnings per share from continuing operations(6)	$0.16			$0.08

(1) Reflects operating results from our continuing operations in accordance with U.S. generally accepted accounting principles (GAAP). Our Pharmaceuticals segment results are now presented as discontinued operations.

(2) Adjusted Non-GAAP amounts consider adjustments to royalty revenue and product sales associated with the Cordis Cypher and Cypher Select Plus stents and other specific items recognized in the period in accordance with GAAP.

(3) Reflects the exclusion of the royalty revenue and product sales associated with the Cordis Cypher and Cypher Select Plus stents.

(4) Reflects adjustments for royalty revenue of $1,684, product sales of $512, reduction of Cypher related product costs of $271, reversal of qualified therapeutic grant income of $827 and reversal of restructuring charges of $609.

(5) Reflects the after tax impact of the adjustments and adjustment to the income tax provision utilizing an Adjusted Non-GAAP effective tax rate of 38.0% for the period presented.

(6) Diluted net income per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

CONTACT:
SurModics, Inc.
Timothy J. Arens, 952-500-7000
Vice President of Finance and interim Chief Financial Officer